Exhibit 99.2

Live Oak Acquisition Corp. Announces Closing of $200,000,000 Initial Public Offering

Great Falls, VA, May 08, 2020 (GLOBE NEWSWIRE) -- Live Oak Acquisition Corp. (the “Company”), a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, announced today that it closed its initial public offering of 20,000,000 units at $10.00 per unit. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on companies in the financial services, industrial, business services, and real estate sectors.  The Company is led by Chief Executive Officer, Richard J. Hendrix, Chief Financial Officer, Andrea K. Tarbox, President, Gary K. Wunderlich, Jr. and Chief Operating Officer, Ross Berner.

The units are listed on the New York Stock Exchange (the “NYSE”) and commenced trading under the ticker symbol “LOAK.U” on May 6, 2020. Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the NYSE under the symbols “LOAK” and “LOAK WS,” respectively.

Jefferies LLC acted as the sole book-running manager for the offering. BMO Capital Markets Corp. and BTIG, LLC acted as co-managers.  The Company has granted the underwriters a 45 day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over allotments, if any.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $200,000,000 (or $10.00 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of May 8, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com.

A registration statement relating to these securities was declared effective by SEC on May 5, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Live Oak Acquisition Corp.
Andrea K. Tarbox
Chief Financial Officer
Live Oak Acquisition Corp.
(203) 858-0934
atarbox@liveoakacq.com